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                                EXHIBIT 99.2

                    Press Release dated October 14, 1998

For Immediate Release                 For Information Contact
---------------------                 -----------------------

October 14, 1998                           David L. Kalkbrenner, President & CEO
                                           (650) 614-5767
                                           Steven C. Smith, EVP, COO & CFO
                                           (650) 813-8222


                        GREATER BAY BANCORP ANNOUNCES
                       APPOINTMENT OF GENERAL COUNSEL
 ......

     PALO ALTO, CA; October 14, 1998 - Greater Bay Bancorp (NASDAQ:GBBK), a $1.5 billion in assets financial services holding company, today announced the appointment of Linda M. Iannone as Senior Vice President and General Counsel.

     Ms Iannone formerly served as Associate General Counsel of Aames Financial Corporation, a mortgage banking company located in Los Angeles. Prior to joining Aames, Ms Iannone was a partner in the corporate, securities and banking department of the Washington, D.C. office of Manatt, Phelps & Phillips, LLP, a Los Angeles based law firm. Ms Iannone received her B.A. from Wesleyan University in 1979 and her J.D. from Cornell Law School in 1982.

     Greater Bay Bancorp and its financial services subsidiaries, Cupertino National Bank, Mid-Peninsula Bank, Peninsula Bank of Commerce, Golden Gate Bank, along with its operating divisions, Greater Bay Bank Santa Clara Valley Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group, serve clients throughout Silicon Valley and the San Francisco Peninsula with offices located in San Jose, Cupertino, Palo Alto, Redwood City, San Mateo, Millbrae, San Bruno, San Francisco and Walnut Creek.



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